UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2018

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2018, Nicholas Financial, Inc. (the “Company”) entered into an amendment to its existing loan and security agreement governing the terms and conditions of its credit facility. A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. Among other things, the amendment:

•	extends the maturity date by one year to March 31, 2019;

•	reduces the maximum amount the Company may borrow under the credit facility from $250,000,000 to $200,000,000 (in each case subject to availability calculations in accordance with the terms of the agreement);

•	adjusts the calculation of available funds under the credit facility;

•	provides for monthly rather than quarterly calculation of the interest coverage ratio;

•	requires a minimum interest coverage ratio as of April 30, 2018 and May 31, 2018 of 0.7:1.0, and as of June 30, 2018 and thereafter of 1.0:1.0; and

•	adds an additional event of default for any stay, injunction or other non-monetary sanction imposed by a governmental authority which is reasonably like to have a material adverse effect on the Company.

The interest coverage ratio is calculated as of each month end for the three-month period then ended as the ratio of (A) the Company’s adjusted net earnings plus interest expense and provision for income tax for the applicable period to (B) the Company’s interest expenses for such period. The interest rates for borrowings under the credit facility remain at base rate plus 3.0% or LIBOR plus 4.0%.

The Company’s obligations under the loan and security agreement are secured by substantially all of the operating assets of the Company as collateral. The loan and security agreement contains other events of default and requires the Company to comply with certain other financial ratios and covenants and to satisfy specified financial tests, including maintenance of asset quality and portfolio performance tests. Failure to meet any required financial ratios, covenants or financial tests could result in an event of default under the loan and security agreement. If an event of default occurs, the Company’s lenders could increase borrowing costs, restrict the Company’s ability to obtain additional borrowings under the facility, accelerate all amounts outstanding under the facility, or enforce their interest against collateral pledged under the facility.

Item 7.01 Regulation FD Disclosure.

On April 4, 2018, the Company issued a press release in connection with the event reported above. A copy of the press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit #	Description

10.1	Amendment No. 8, dated as of March 30, 2018, to Second Amended and Restated Loan and Security Agreement, dated as of January 12, 2010, by and among Nicholas Financial Inc., a Florida corporation, Bank of America, N.A., as agent, and each of the Lenders parties thereto.

99.1	Press Release of Nicholas Financial, Inc., dated April 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: April 4, 2018	/s/ Douglas Marohn
Douglas Marohn
President and Chief Executive Officer
(Principal Executive Officer)